Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 27, 2003 with respect to the consolidated financial statements of American Enterprise Life Insurance Company in Post-Effective Amendment No. 10 to the Registration Statement (Form S-2, 333-65080) for the registration of the American Enterprise Variable Annuity Account offered by American Enterprise Life Insurance Company.






/s/ Ernst & Young LLP
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    Ernst & Young LLP
    Minneapolis, Minnesota
    October  28, 2003